COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
     IN PREMIER INSURED MUNICIPAL BOND FUND, NATIONAL SERIES
     AND THE LEHMAN BROTHERS MUNICIPAL BOND INDEX



     _______________________________________________________________
    |        |            |                    |                    |
    |        |  LEHMAN    |  PREMIER INSURED   |  PREMIER INSURED   |
    | PERIOD |  BROTHERS  |MUNICIPAL BOND FUND,|MUNICIPAL BOND FUND,|
    |        | MUNICIPAL  |  NATIONAL SERIES   |  NATIONAL SERIES   |
    |        |BOND INDEX *|  (CLASS A SHARES)  |  (CLASS B SHARES)  |
    |--------|------------|--------------------|--------------------|
    | 5/3/94 |     10,000 |              9,549 |             10,000 |
    |7/31/94 |     10,209 |             10,025 |             10,494 |
    |10/31/94|      9,915 |              9,527 |              9,953 |
    |1/31/95 |     10,234 |              9,973 |             10,413 |
    |4/30/95 |     10,665 |             10,385 |             10,829 |
    |7/31/95 |     11,012 |             10,713 |             10,849 |
    |__________________________________________|____________________|




     *Source: Lehman Brothers